Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Share Incentive Plan of Agria Corporation of our report dated June 25, 2008, with respect to the consolidated financial statements of Agria Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.
/s/ Ernst & Young Hua Ming
Shenzhen, People’s Republic of China
August 18, 2008